UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2012

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26536	33-0029027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 362-5800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SEC 873 (6/04)

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 21, 2012, Smith Micro Software, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). Five proposals were submitted to, and approved by, stockholders at the Annual Meeting. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 27, 2012. The final results for the votes regarding each proposal are set forth below.

1. The stockholders elected one director to the Company’s Board of Directors to hold office until the 2015 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The votes regarding this proposal were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Thomas G. Campbell	15,199,427	4,684,110	12,074,080

2. The non-binding advisory resolution on executive compensation (“Say-on-Pay”) was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
11,791,038	8,018,561	73,938	12,074,080

3. The resolution to ratify the Stockholder Rights Plan was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
12,353,323	7,479,499	50,715	12,074,080

4. The resolution to approve the increase in our authorized shares of common stock from 50,000,000 to 100,000,000 shares was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
23,243,425	8,636,975	77,217	0

5. The resolution to ratify the selection of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
30,633,195	820,860	503,562	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.
(Registrant)

June 22, 2012	By:	/s/ Andrew C. Schmidt
Date	Name:	Andrew C. Schmidt
	Title:	Vice President and Chief Financial Officer